                                                                  EXHIBIT 3.3(a)



                                   DELAWARE              PAGE 1
                      -----------------------------------
                                The First State


         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "TELEX COMMUNICATIONS INTERNATIONAL, LTD." AS RECEIVED AND FILED IN THIS OFFICE.

         THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

         CERTIFICATE OF INCORPORATION, FILED THE TWELFTH DAY OF APRIL, A.D. 1996, AT 9 O'CLOCK A.M.

         CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "TCI
HOLDINGS CORP." TO "TELEX COMMUNICATIONS, INTERNATIONAL, LTD.",
FILED THE THIRD DAY OF DECEMBER, A.D. 1997, AT 9 0'CLOCK A.M.

         CERTIFICATE OF CORRECTION, CHANGING ITS NAME FROM "TELEX
COMMUNICATIONS, INTERNATIONAL, LTD." TO "TELEX COMMUNICATIONS INTERNATIONAL, LTD.", FILED THE TWENTY-SECOND DAY OF SEPTEMBER, A.D. 1998, AT 9 O'CLOCK A.M.

         CERTIFICATE OF MERGER, FILED THE EIGHTH DAY OF OCTOBER, A.D. 1998, AT 4:30 O'CLOCK P.M.

         AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

(SEAL)                                           /s/ HARRIET SMITH WINDSOR
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State


2612001  8100H                                           AUTHENTICATION: 2753979

03073705                                                          DATE: 11-17-03

                                                      STATE OF DELAWARE
                                                     SECRETARY OF STATE
                                                  DIVISION OF CORPORATIONS
                                                  FILED O9:00 AM 04/12/1996
                                                     960105898 - 2612001



                          CERTIFICATE OF INCORPORATION

                                       OF

                               TCI HOLDINGS CORP.


         1. The name of this Corporation (hereinafter referred to as the "Corporation") is:

                               TCI HOLDINGS CORP.

         2. The period of duration of the Corporation shall be perpetual.

         3. The address of the Corporation's registered office in the State of Delaware is Corporation Service Company, 1013 Centre Road, Wilmington, New Castle County, Delaware 19805, and the name of its registered agent at said address is Corporation Service Company.

         4. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         5. The Corporation shall have authority to issue 500 shares of Common Stock, no par value (the "Common Stock").

         6. The shares of Common Stock shall entitle the holders thereof to one vote per share on all matters upon which such stockholders have the right to vote.

         7. The Board of Directors is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of Preferred Stock and to fix the designations, powers, preferences and relative participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such class or series of Preferred Stock and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by the General Corporation Law of Delaware.

         8. All of the powers of the Corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors of the Corporation. Elections of directors need not be by ballot unless the Bylaws of this Corporation shall so provide.

         9. The stockholders and Board of Directors shall have power, if the Bylaws so provide, to hold their meetings and to keep the books, documents and papers of the Corporation without the State of Delaware except such as are required by the law of the State of Delaware to be kept in the State of Delaware.

         10. The incorporator and his mailing address are as follows:

                            James L. S, Cobb
                            Hunton & Williams
                            One Hannover Square, Suite 1400
                            Fayetteville Street Mall
                            Raleigh, NC 27601

         11. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

         12. The Corporation shall indemnify its officers, directors, employees and agents to the full extent permitted by the General Corporation Law of Delaware.

         13. No member of the Board of Directors of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8, Delaware Code, or
(iv) for any transaction from which the director derived an improper personal benefit.

         14. The Corporation reserves the right to amend and repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the law of the State of Delaware.

         15. The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation. The names and mailing addresses of the persons who are to serve as the initial directors of the Corporation until the first annual meeting of stockholders or until their successors are elected and qualified are:


John L. Hale                 John T. Hislop             John A. Palleschi
9600 Aldrich Ave. South      9600 Aldrich Ave. South    9600 Aldrich Ave. South
Minneapolis, MN 55420        Minneapolis, MN 55420      Minneapolis, MN 55420

        16. The Corporation elects not to be governed by the provisions of
Section 203 of the General Corporation Law of Delaware, which restrict certain business combinations between a corporation and certain stockholders owning 15% or more of the outstanding voting stock of the corporation.

         WE UNDERSIGNED, being the incorporator hereinbefore named for the purpose of forming a corporation in pursuance of the General Corporation Law of Delaware and the acts amendatory thereof and supplemental thereto, does make and file this Certificate of Incorporation hereby declaring and certifying that the facts herein are true, and accordingly has hereunto set his hand this 10th day of April, 1996.


                                             /s/ JAMES L. S. COBB
                                             ----------------------------
                                             James L. S. Cobb


                                       3